UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2010

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 15, 2010, ManTech International Corporation completed its acquisition of Sensor Technologies Inc. (“STI”). The unaudited pro forma financial information included with this Form 8-K has been prepared to illustrate the pro forma effects for the acquisition of STI. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2009 and the three months ended March 31, 2010 are filed with this Form 8-K as Exhibit 99.1. The unaudited pro forma condensed consolidated statements of income for the fiscal year ended December 31, 2009 and the three months ended March 31, 2010 give effect to the acquisition of STI as if it had occurred on January 1, 2009. All pro forma information in this Form 8-K has been prepared for informational purposes only and does not purport to be indicative of what would have resulted had the acquisition actually occurred on such dates or what may result in the future.

The audited financial statements of STI as of and for the fiscal year ended December 31, 2009 and the related report of Amper, Politziner & Mattia, LLP are filed with this Form 8-K as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Unaudited Pro Forma Condensed Consolidated Statements of Income for the fiscal year ended December 31, 2009 and the three months ended March 31, 2010.

99.2	Report of Amper, Politziner & Mattia LLP, independent auditors, as of and for the year ended December 31, 2009 and the related audited financial statements of STI for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTECH INTERNATIONAL CORPORATION

Date: July 7, 2010	By:	/S/ MICHAEL R. PUTNAM
	Name:	Michael R. Putnam
	Title:	Senior VP – Corporate & Regulatory Affairs